AMTECH SYSTEMS, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996


                                                1998         1997        1996
                                             ----------   ----------  ----------
BASIC EARNINGS (LOSS) PER SHARE

Weighted average number of common
  shares outstanding                          4,213,482    4,168,111   4,175,728
                                             ==========   ==========  ==========

Income (loss) from continuing operations     $ (589,887)  $  237,709  $  197,591
                                             ==========   ==========  ==========

Basic earnings (loss) per share -
 continuing                                  $     (.14)  $      .06  $       05

Net income (loss)                            $ (589,887)  $  237,709  $  508,683
                                             ==========   ==========  ==========

Basic earnings (loss) per share              $     (.14)  $      .06  $      .12


DILUTED EARNINGS (LOSS) PER SHARE

Average number of common shares outstanding   4,213,482    4,168,111   4,175,728

Incremental shares attributable to
  warrants/options                                   --      529,831   1,167,877
                                             ----------   ----------  ----------

Total shares used in the calculation          4,213,482    4,697,942   5,343,605
                                             ==========   ==========  ==========

Income (loss) from continuing operations     $ (589,887)  $  237,709  $  197,591
                                             ==========   ==========  ==========

Diluted earnings (loss) per share -
 continuing                                  $     (.14)  $      .05  $      .04

Net income (loss)                            $ (589,887)  $  237,709  $  508,683
                                             ==========   ==========  ==========

Diluted earnings (loss) per share            $     (.14)  $      .05  $      .10